                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 30, 1996

                         JONES MEDICAL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                   0-15098                                    43-1229854
(State or other jurisdiction               (Commission                                (IRS Employer
of incorporation)                          File Number)                               Identification No.)

         1945 Craig Road, St. Louis, MO                                      63146
         (Address of principal executive offices)                            (Zip Code)

      Registrant's telephone number, including area code:  (314) 576-6100


     --------------------------------------------------------------------
         (Former name or former address, if changed since last report)

                         ITEM 2.  ACQUISITION OF ASSETS

         On August 30, 1996 (the "Closing Date"), Jones Medical Industries, Inc. ("Registrant"), acquired all of the outstanding shares of Daniels Pharmaceuticals, Inc. ("Daniels"), a Florida corporation, by way of a merger among Daniels, Daniels' parent entity, Galen Drugs of Florida, Inc. ("Galen"), a Florida corporation, and the Registrant's wholly owned subsidiary, JGD Acquisition Corporation ("JGD"), a Florida corporation, in a reorganization transaction qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended, and constituting a "pooling of interests" for accounting purposes.

         On the Closing Date, each of JGD and Galen merged with and consolidated into Daniels, with Daniels as the surviving corporation. Pursuant to such merger and consolidation, (i) each outstanding share of the capital stock of JGD was exchanged for and converted into a share of the capital stock of Daniels; (ii) each outstanding share of the capital stock of Galen was exchanged for and converted into approximately 29.52 shares of the Common Stock, par value $.04 per share, of the Registrant; and (iii) each outstanding share of the capital stock of Daniels was canceled and retired. Holders of 4,286 of the 102,880 Galen shares outstanding exercised statutory dissenters' rights in connection with the merger and agreed to accept an aggregate of $4,022,411 in cash in settlement of their claims to the fair market value of such shares. An aggregate of 2,910,474 shares of the Registrant's

Common Stock were issued to the remaining shareholders of Galen, together with cash in the amount of approximately $150 in settlement of fractional share interests.

         In a related transaction, the Registrant, through Daniels, acquired certain real property previously leased to Daniels from an entity owned by certain affiliates of Galen. Such real property was acquired in exchange for 49,750 additional shares of the Registrant's Common Stock.

         Under the terms of the agreements relating to the transaction, an aggregate of 250,000 shares of the Registrant's Common Stock received by the former Galen shareholders have been placed in escrow to provide indemnification to the Registrant and Daniels in connection with certain representations and covenants contained in the agreements. The number of shares held in escrow will be reduced to approximately 100,000 shares as of the first anniversary of the Closing Date, with the escrow and indemnification continuing thereafter until the expiration of applicable tax statutes of limitations. During such continuation, permitted claims against the escrow are limited to certain tax matters and other specific contingencies existing at August 30, 1996.

         In connection with the transaction, Daniels and Galen incurred financial consulting and advisory fees aggregating $1,750,000 which were paid on the Closing Date. Further, as a result of "change of control" provisions in employment agreements for certain non-shareholder management personnel of Daniels and Galen, payments aggregating approximately $540,000 were triggered by the transaction. In addition, Galen incurred non-recurring equity-based compensation expenses in the aggregate amount of approximately $2,900,000 accruing to the president of Daniels during the current quarter. The Registrant estimates that aggregate non-recurring expenses in connection with the acquisition, including those mentioned above and related legal and accounting expenses, will be approximately $5,750,000 million and that such amount will be charged to third quarter 1996 pre-tax income of the combined operations.

         Daniels is the principal operating entity of Galen and is a St. Petersburg, Florida based manufacturer of prescription pharmaceutical products, the largest of which is Levoxyl(R), a synthetic thyroid hormone for the treatment of hypothyroidism. Levoxyl(R) is reported to be the second most widely prescribed brand of levothyroxine in the United States, within an estimated $300 million market dominated by Knoll Pharmaceutical Company's Synthroid(R). Daniels also manufactures a line of prescription veterinarian pharmaceuticals including Soloxine(R), a brand of levoxythrine for veterinary use in the treatment of hypothyroidism in small animals. Soloxine(R) and Daniels' other veterinarian products are marketed through distributors throughout the United States and Canada and Daniels recently commenced distribution of Soloxine in the United Kingdom.

         Daniels was founded in 1979 to manufacture, market and distribute pharmaceutical products for the veterinary market. In 1987, the company expanded into manufacturing, marketing and distribution of pharmaceutical products for the human market. The company has achieved significant increases in sales and net income through the introduction of new products and the expansion of their sales and marketing efforts on a national basis.

         Sales and net income of Galen have increased from $12,405,460 and $1,380,744, respectively, for the fiscal year ended September 30, 1993 to $18,394,720 and $3,060,955 for the fiscal year ended September 30, 1995. For the nine months ended June 30, 1996, Galen reported sales of $13,803,918 and net income of $2,108,660, compared to sales and net income of $12,902,104 and $1,989,007, respectively, for the nine months ended June 30, 1995.

         In addition to the operations of Daniels, Galen also conducted retail pharmacy operations in St. Petersburg, although several such operations had been closed in recent years. The remaining pharmacy operation, conducted under the name Meadowlawn Pharmacy, Inc., was sold to an unaffiliated party on August 30, 1996, for $225,000, an amount approximating Galen's net investment in the operation as of that date.

         The offer and sale of the Common Stock of the Registrant in connection with the acquisition of Daniels is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance by the Registrant upon the availability of one or more exemptions from the requirements of
Section 5 of the Securities Act. The certificates evidencing such shares shall be subject to "stop transfer" restrictions and bear appropriate restrictive legends which will be removed from such certificates at such times as the holding period under Rule 144 of the Securities Act ("Rule 144") establishes that, in accordance with paragraph (k) of Rule 144, volume limitations and notice of sale requirements are no longer applicable. The Registrant has provided certain Securities Act registration rights to the former Galen shareholders in the event that they elect to sell shares received in the transactions prior to the time at which Rule 144 becomes available.

         Funds for the payment in settlement of dissenters' rights and other cash expenses of the transaction, aggregating approximately $6,900,000, were provided from the Registrant's available working capital.

         There are no material relationships between the Company (or any of its direct or indirect affiliates) and Daniels or Galen or any of their respective affiliates, directors, officers or any associates of any such directors or officers.

                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired

         Consolidated Financial Statements of Galen Drugs of Florida, Inc., at
             September 30, 1993, 1994 and 1995 and for the years then ended and at June 30, 1996 and for the nine months ended June 30, 1995 and 1996.

         Report of Hacker, Johnson, Cohen & Grieb, independent accountants dated April 25, 1996.

         Report of Hacker, Johnson, Cohen & Grieb, independent accountants dated July 24, 1996.

(b)      Pro Forma Financial Information

         To be filed by amendment at or prior to the filing of the Registrant's
             Form 10-Q for the quarter ending September 30, 1996, and in any event within 60 days following the date of this report.

(c)      Exhibits.

Exhibit No.            Exhibit
- -----------            -------
         2.1           Plan of Reorganization and Agreement dated as of July 30, 1996, by and among Galen Drugs of
                       Florida, Inc., Daniels Pharmaceuticals, Inc.  and Registrant.

         2.2           Real Estate Purchase Contract dated as of July 30, 1996, by and among Daniels
                       Pharmaceuticals, Inc. and Daniels Enterprises, Inc.

         2.3           Indemnification and Escrow Agreement dated August 30, 1996, among Registrant, the shareholders named therein, and Mark Twain Bank as Escrow Agent.

         2.4           Articles of Merger and Plan of Merger among JGD Acquisition Corporation, Galen Drugs of
                       Florida, Inc. and Daniels Pharmaceuticals, Inc.

       99 .1           Registrant's Press Release announcing completion of the acquisition transaction.

         The Registrant agrees to furnish supplementally a copy of any schedules or other attachments to the above exhibits to the Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JONES MEDICAL INDUSTRIES, INC.


                                    By:  /s/ Dennis M. Jones
                                       ---------------------------------------
                                           Name:  Dennis M. Jones
                                           Title:    President
Date: September 9, 1996

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES



YEAR END FINANCIAL STATEMENTS                                                                     PAGE
Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

Consolidated Balance Sheets
         September 30, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

Consolidated Statements of Income for the Years Ended
         September 30, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

Consolidated Statements of Stockholders'
         Equity for the Years Ended
         September 30, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

Consolidated Statements of Cash Flows for
         the Years Ended September 30, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . .  F-6

Notes to Consolidated Financial Statements
         for the Years Ended
         September 30, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . .   F-7 - F-13

INTERIM FINANCIAL STATEMENTS

Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-14

Consolidated Balance Sheet -
         June 30, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-15

Consolidated Statements of Income for the
         Nine Months Ended June 30, 1995 (unaudited) and 1996 . . . . . . . . . . . . . . . . .   F-16

Consolidated Statement of Stockholders' Equity
         for the Nine Months Ended June 30, 1996  . . . . . . . . . . . . . . . . . . . . . . .   F-17

Consolidated Statements of Cash Flows for the
         Nine Months Ended June 30, 1995 (unaudited) and 1996 . . . . . . . . . . . . . . . . .   F-18

Notes to Consolidated Financial Statements for
         June 30, 1995 (unaudited) and 1996 . . . . . . . . . . . . . . . . . . . . . . .  F-19 - F-24

         All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the Consolidated Financial Statements and related Notes.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Galen Drugs of Florida, Inc.
St. Petersburg, Florida:

We have audited the accompanying consolidated balance sheets of Galen Drugs of Florida, Inc. and Subsidiaries (the "Company") as of September 30, 1995, 1994 and 1993 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1995, 1994 and 1993 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
April 25, 1996, except for Note 16 as to which the date is July 30, 1996.

                GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                                                                             AT SEPTEMBER 30,
                                                                 ----------------------------------------------
                                                                  1993              1994              1995
                                                                  ----              ----              ----
            ASSETS

Current assets:
    Cash and cash equivalents                                      $  522,870        1,510,992        2,931,222
    Accounts receivable, net of allowances
        of $22,064, $46,553 and $58,772
        in 1993, 1994 and 1995                                      1,358,414        1,557,594        2,305,649
    Inventories                                                     1,704,176        1,967,473        2,267,646
    Deferred income taxes                                             307,227          545,812          612,310
    Prepaid expenses and other                                         14,119            9,653           32,886
                                                                   ----------        ---------       ----------

        Total current assets                                        3,906,806        5,591,524        8,149,713

Notes receivable from related party                                   209,383          255,357          175,169
Property and equipment, net                                         1,280,298        1,675,774        2,324,440
                                                                   ----------        ---------       ----------

        Total                                                      $5,396,487        7,522,655       10,649,322
                                                                   ==========        =========       ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of note payable to
        former stockholder                                              -              135,305          180,144
    Accounts payable and accrued expenses                           1,394,824        1,929,803        2,661,823
    Income taxes payable                                               98,215          107,659              -
                                                                   ----------        ---------       ----------

        Total current liabilities                                   1,493,039        2,172,767        2,841,967

Note payable to former stockholder, net of
    current portion                                                       -          2,978,357        2,295,376
Deferred income taxes                                                 199,789          276,538          356,031
                                                                   ----------        ---------       ----------


        Total liabilities                                           1,692,828        5,427,662        5,493,374
                                                                   ----------        ---------       ----------
Commitments (Note 6 and 13)

Stockholders' equity:
    Common stock, $.01 par value, 1,000,000 shares
        authorized, 481,123 in 1993 and 102,880 in 1994
        and 1995 shares issued and outstanding                          4,811            1,029            1,029
    Additional paid-in capital                                        114,496             -                -
    Retained earnings                                               3,584,352        2,093,964        5,154,919
                                                                   ----------        ---------       ----------

        Total stockholders' equity                                  3,703,659        2,094,993        5,155,948
                                                                   ----------        ---------       ----------

        Total                                                      $5,396,487        7,522,655       10,649,322
                                                                   ==========        =========       ==========

See Accompanying Notes to Consolidated Financial Statements.

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME


                                                                        YEAR ENDED SEPTEMBER 30,
                                                     ----------------------------------------------------------
                                                                   1993             1994             1995
                                                                   ----             ----             ----

Sales, net                                                        $12,405,460      14,605,172       18,394,720

Cost of sales                                                       4,591,451       4,817,097        5,588,494
                                                                  -----------      ----------       ----------

        Gross profit                                                7,814,009       9,788,075       12,806,226
                                                                  -----------      ----------       ----------

Selling, general and administrative expenses:
    Selling                                                         2,981,005       3,913,761        4,248,277
    General and administrative                                      2,218,177       2,467,107        3,148,315
    Research and development                                          281,293         406,337          452,285
                                                                  -----------      ----------       ----------

        Total selling, general and
            administrative expenses                                 5,480,475       6,787,205        7,848,877
                                                                  -----------      ----------       ----------

        Income from operations                                      2,333,534       3,000,870        4,957,349

Other income (expense):
    Interest income                                                    11,986          43,218          131,380
    Interest expense                                                  (28,579)       (181,821)        (202,906)
    Other, net                                                        (19,371)        (20,708)         (11,377)
                                                                  -----------      ----------       ----------

Income before provision for income taxes                            2,297,570       2,841,559        4,874,446

Provision for income taxes                                            916,826       1,061,168        1,813,491
                                                                  -----------      ----------       ----------

Net income                                                        $ 1,380,744       1,780,391        3,060,955
                                                                  ===========      ==========       ==========

Earnings per share
                                                                  $      2.85           10.73            29.75
                                                                  ===========      ==========       ==========

Weighted average number of shares outstanding                         484,456         165,932          102,880
                                                                  ===========      ==========       ==========





See accompanying Notes to Consolidated Financial Statements.

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                               ADDITIONAL                    TOTAL
                                       COMMON        COMMON     PAID-IN        RETAINEDSTOCKHOLDERS'
                                      SHARES        STOCK       CAPITAL        EARNINGS     EQUITY
                                     --------     ---------   -----------      --------   ----------
Balance at September 30, 1992         485,123       $ 4,851       174,576     2,203,608    2,383,035

Net income                                 -             -             -      1,380,744    1,380,744

Repurchase of common stock             (4,000)          (40)      (60,080)           -       (60,120)
                                      -------       -------       -------     ---------    ---------

Balance at September 30, 1993         481,123         4,811       114,496     3,584,352    3,703,659

Repurchase of common stock           (378,243)       (3,782)     (114,496)   (3,270,779)  (3,389,057)

Net income                                 -             -             -      1,780,391    1,780,391
                                      -------       -------       -------     ---------    ---------

Balance at September 30, 1994         102,880         1,029            -      2,093,964    2,094,993

Net income                                 -             -             -      3,060,955    3,060,955
                                      -------       -------       -------     ---------    ---------

Balance at September 30, 1995         102,880       $ 1,029            -      5,154,919    5,155,948
                                      =======       =======       =======     =========    =========





See accompanying Notes to Consolidated Financial Statements.

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                           YEAR ENDED SEPTEMBER 30,
                                                                  ---------------------------------------------


                                                                      1993              1994            1995
                                                                      ----              ----            ----
Cash flows from operating activities:
    Net income                                                    $1,380,744         1,780,391        3,060,955
    Noncash adjustments:
        Depreciation and amortization                                 89,697           114,481          142,215
        Provision (credit) for deferred income taxes                 (82,914)         (161,836)          12,995
        Change in assets and liabilities:
            Accounts receivable                                     (587,066)         (199,180)        (748,055)
            Inventories                                             (205,541)         (263,297)        (300,173)
            Prepaid expenses and other                                 9,286             4,466          (23,233)
            Accounts payable and accrued expenses                    355,828           534,979          732,020
            Income taxes payable                                    (211,888)            9,444         (107,659)
                                                                  ----------         ---------        ---------

            Net cash provided by operating activities                748,146         1,819,448        2,769,065
                                                                  ----------         ---------        ---------

Cash flows from investing activities:
    Purchase of property and equipment                              (484,982)         (509,957)        (790,881)
    Repurchase of common stock                                       (60,120)         (169,453)              -
    Net decrease (increase) in notes receivable from
        related party                                               (209,383)          (45,974)          80,188
                                                                  ----------         ---------        ---------

            Net cash used in investing activities                   (754,485)         (725,384)        (710,693)
                                                                  ----------         ---------        ---------
Cash flows from financing activities:
    Repayment of note payable to former stockholder                       -           (105,942)        (638,142)
    Repayment of note payable to bank                               (151,721)               -                -
                                                                  ----------         ---------        ---------

            Net cash used in financing activities                   (151,721)         (105,942)        (638,142)
                                                                  ----------         ---------        ---------

Net increase (decrease) in cash and cash equivalents                (158,060)          988,122        1,420,230

Cash and cash equivalents at beginning of year                       680,930           522,870        1,510,992
                                                                  ----------         ---------        ---------

Cash and cash equivalents at end of year                          $  522,870         1,510,992        2,931,222
                                                                  ==========         =========        =========





See accompanying Notes to Consolidated Financial Statements.

                GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       SEPTEMBER 30, 1993, 1994 AND 1995


(1) DESCRIPTION OF BUSINESS, BASIS OF CONSOLIDATION AND PRODUCT CONCENTRATION The accompanying consolidated financial statements include the accounts of Galen Drugs of Florida, Inc. (the "Company") and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Subsidiaries are as follows:

            Daniels Pharmaceuticals, Inc.
            Meadowlawn Pharmacy, Inc.
            Arda, Inc.
            Azalea Pharmacy, Inc.

The Company's primary activity is the operation of its subsidiaries. Daniels Pharmaceuticals, Inc. ("Daniels") manufactures pharmaceutical products, generally sold by prescription for human and veterinary use with a specific concentration of thyroid medications. Daniels' most significant product line is Levoxyl with sales totaling approximately $6,348,000, $8,736,000 and $11,684,000 in 1993, 1994 and 1995, respectively. Daniels primary market is the continental United States. Daniels primary customers consist of wholesale pharmaceutical distributors and multi location retail pharmacies. Meadowlawn Pharmacy, Inc., Arda, Inc., (closed September 1995) and Azalea Pharmacy, Inc., (closed March
1994) (collectively "retail operations") are retail pharmacies located in Pinellas County, Florida.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The following are the significant accounting policies used in the preparation of the consolidated financial statements.

ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS. Cash and cash equivalents consist of cash on deposit with financial institutions, certificates of deposit with initial maturities of seven days or less and U.S. Treasury Bills with initial maturities of ninety days.

INVENTORIES. Inventories are valued at the lower of cost or market on the first-in, first-out method.

                                                                     (continued)

                GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets. Upon sale or retirement, the costs and related depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations. Maintenance and repairs are charged to income when incurred; expenditures for renewals and betterments are capitalized. Estimated useful lives are as follows:

                                                                                   ESTIMATED
            ASSET CATEGORY                                                        USEFUL LIFE
            --------------                                                        -----------
            Machinery and manufacturing equipment                                  5-40 years
            Furniture, fixtures and office equipment                               5-20 years
            Automobiles and trucks                                                    5 years

REVENUE RECOGNITION. Daniels' revenues are recognized when goods are shipped, less estimated amounts for sales returns, rebates and cash discounts. Daniels enters into contractual agreements for rebates on certain products with its customers. Retail operations revenues are recognized at the time of sale.

ADVERTISING. Media advertising costs are expensed as incurred. Media advertising costs charged to expense were $1,078,706, $1,149,398 and $1,250,811 during the years ended September 30, 1993, 1994 and 1995, respectively.

RESEARCH AND DEVELOPMENT. Daniels sponsored research and development costs related to future products are expensed currently.

INCOME TAXES. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the balance sheet carrying amounts of existing assets and liabilities measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company files a consolidated income tax return with its subsidiaries. Income taxes are allocated proportionally to the Company and its subsidiaries as though separate income tax returns were filed.

FINANCIAL INSTRUMENTS. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable and accrued expenses approximated fair value due to the relatively short maturity of these instruments. The carrying value of note payable to former stockholder approximated fair value due to repayment in January 1996.

EARNINGS PER COMMON SHARE. Earnings per common share is computed by dividing the net income for the year by the weighted average number of shares outstanding.

                                                                     (continued)

                GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(3)  INVENTORIES
Inventories consist of the following:

                                                                               AT SEPTEMBER 30,
                                                                 ----------------------------------------------


                                                                      1993              1994            1995
                                                                      ----              ----            ----
            Raw materials                                         $  421,476           454,465          743,220
            Work-in-progress                                          30,386               214           30,950
            Finished goods                                         1,252,314         1,512,794        1,493,476
                                                                  ----------         ---------        ---------

                 Total                                            $1,704,176         1,967,473        2,267,646
                                                                  ==========         =========        =========

(4)  PROPERTY AND EQUIPMENT, NET
Property and equipment consist of the following:


                                                                                AT SEPTEMBER 30,
                                                                 ----------------------------------------------


                                                                      1993             1994             1995
                                                                      ----             ----             ----
        Machinery and manufacturing equipment                     $1,314,412         1,693,265        2,276,579
        Furniture, fixtures and office equipment                     317,929           354,909          345,602
        Leasehold improvements                                       159,046           210,242          406,246
        Automobiles and trucks                                        79,718            79,718           79,718
                                                                  ----------         ---------        ---------

            Total, at cost                                         1,871,105         2,338,134        3,108,145

        Less accumulated depreciation and amortization               590,807           662,360          783,705
                                                                  ----------         ---------        ---------

        Property and equipment, net                               $1,280,298         1,675,774        2,324,440
                                                                  ==========         =========        =========

(5)  NOTE PAYABLE TO FORMER STOCKHOLDER
Note payable to former stockholder consists of the following:


                                                                           AT SEPTEMBER 30,
                                                                 ----------------------------------------------
                                                                       1993            1994             1995
                                                                       ----            ----             ----
        6.81% note payable in monthly installments of
            $28,598, including interest with unpaid principal
            and accrued interest due November 30, 2008,
            uncollateralized                                        $    -           3,113,662        2,475,520
                                                                    -------          ---------        ---------

        Less current portion                                             -             135,305          180,144
                                                                    -------          ---------        ---------

        Long-term portion                                           $    -           2,978,357        2,295,376
                                                                    =======          =========        =========

                                                                     (continued)

                GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(5)  NOTE PAYABLE TO FORMER STOCKHOLDER, CONTINUED
At September 30, 1995 installments due on note payable to former stockholder are as follows:

            YEAR ENDING SEPTEMBER 30,                               AMOUNT
            -------------------------                             ----------
                 1996                                              $  180,144
                 1997                                                 192,803
                 1998                                                 206,350
                 1999                                                 220,849
                 2000                                                 236,368
                 Thereafter                                         1,439,006
                                                                   ----------

                                                                   $2,475,520
                                                                   ==========

    The note payable to former stockholder was repaid in January 1996.

(6)  LEASES
The Company leases its manufacturing plant facilities and its retail drug store from an affiliated entity under operating leases. The leases have initial terms of one year, however, management expects to renew these leases and remain in these facilities for the foreseeable future. In addition, the Company leases certain parking facilities under an operating lease with an initial term of five years. Certain office equipment is leased under operating leases with initial terms ranging from one to five years.

Rental expense for the years ended September 30, 1993, 1994 and 1995 was $404,209, $449,797 and $456,346, respectively. Future minimum rental payments under operating leases at September 30, 1995 are approximately as follows:

            YEAR ENDING SEPTEMBER 30,                                AMOUNT
            -------------------------                               --------
                 1996                                               $138,300
                 1997                                                 26,100
                 1998                                                 16,800
                 1999                                                  7,300
                 2000                                                    800
                                                                    --------

                                                                    $189,300
                                                                    ========

(7)  ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts payable and accrued expenses consist of the following:


                                                                                 AT SEPTEMBER 30,
                                                                    -------------------------------------------
                                                                      1993             1994             1995
                                                                      ----             ----             ----
    Trade payables                                                 $  393,513          428,088          923,791
    Sales returns                                                     350,535          501,103          709,956
    Sales rebates                                                     282,911          493,313          435,116
    Compensation                                                      316,117          413,000          522,883
    Other                                                              51,748           94,299           70,077
                                                                   ----------        ---------        ---------

        Total accounts payable and accrued expenses                $1,394,824        1,929,803        2,661,823
                                                                   ==========        =========        =========

                                                                     (continued)

                GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(8)  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION


                                                                               YEAR ENDED SEPTEMBER 30,
                                                                      -----------------------------------------


                                                                      1993             1994             1995
                                                                      ----             ----             ----
        Noncash investing and financing activity-
            Note payable to former stockholder
                 issued in connection with repurchase
                 of common stock                                   $     -           3,219,604            -
                                                                   ==========        =========        =========

        Cash paid during the year for:

            Interest                                               $   28,579          181,821          202,906
                                                                   ==========        =========        =========

            Income taxes                                           $1,150,159        1,183,298        1,919,255
                                                                   ==========        =========        =========

(9)  INCOME TAXES
A reconciliation of the difference between the United States federal statutory tax rates and the effective income tax rate as a percentage of income before provision for income taxes is as follows:


                                                                              FOR THE YEAR ENDED SEPTEMBER 30,
                                                                              --------------------------------
                                                                         1993             1994             1995
                                                                         ----             ----             ----
            Tax at federal statutory rate                               34.0%            34.0%            34.0%
            Increase (decrease) resulting from:
                 State income tax (net of federal income
                     tax benefit)                                        4.2              4.1              3.6
                 Internal Revenue Service assessment
                     of taxes for prior year                             2.3               -                -
                 Research credit                                         (.6)            (1.3)             (.8)
                 Other                                                     -               .1               .1
                                                                        ----             ----             ----

                                                                        39.9%            36.9%            36.9%
                                                                        ====             ====             ====

The provision for income taxes consisted of the following:


                                                                             FOR THE YEAR ENDED SEPTEMBER 30,
                                                                            ----------------------------------


                                                                        1993           1994              1995
                                                                        ----           ----              ----
            Current:
                 Federal                                             $843,146        1,025,121       1,534,414
                 State                                                156,594          197,883         266,082
                                                                     --------         --------       ---------

                     Total current                                    999,740        1,223,004       1,800,496
                                                                     --------         --------       ---------

            Deferred:
                 Federal                                              (70,796)        (138,182)         11,096
                 State                                                (12,118)         (23,654)          1,899
                                                                     --------         --------       ---------

                     Total deferred                                   (82,914)        (161,836)         12,995
                                                                     --------         --------       ---------

                     Total provision for income taxes                $916,826        1,061,168       1,813,491
                                                                     ========        =========       =========

                                                                     (continued)

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(9)  INCOME TAXES, CONTINUED
The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented below:


                                                                                   AT SEPTEMBER 30,
                                                                     ------------------------------------------
                                                                       1993             1994             1995
                                                                       ----             ----             ----
            Deferred tax assets:
                 Allowance for bad debts                            $  8,303            17,518          22,116
                 Allowance for medical sales charge backs             37,756            48,228          75,312
                 Allowance for rebates                                68,703           137,406          88,423
                 Allowance for sales returns                         131,906           188,565         267,156
                 Inventory capitalization                             43,175            78,832         116,230
                 Accrued expenses                                     17,384            75,263          43,073
                                                                    --------           -------         -------

                     Gross deferred tax assets                       307,227           545,812         612,310
                                                                    --------           -------         -------

            Deferred tax liabilities-
                 Depreciation                                        199,789           276,538         356,031
                                                                    --------           -------         -------

                     Net deferred tax assets                        $107,438           269,274         256,279
                                                                    ========           =======         =======

(10)  RETIREMENT PLAN
Effective January 1, 1994, the Company established a 401(k) profit sharing plan covering all employees who have attained age twenty-one, completed 1,000 hours of service and one year of employment. The Company may make a discretionary contribution each year. The Company's expense under this plan was $15,623 and $20,199 during the years ended September 30, 1994 and 1995, respectively.

(11)  ECONOMIC DEPENDENCE AND CONCENTRATIONS OF CREDIT RISK
Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. At September 30, 1993, 1994 and 1995 cash and cash equivalents consisted of $522,870, $1,016,197 and $940,342 on deposit with First Union National Bank and U.S. Treasury Bills of $0, $494,795 and $1,990,880, respectively. During the normal course of business the Company extends credit to customers located primarily in the continental United States. The financial position and payment history of each customer has been considered in determining the allowance for doubtful accounts. The Company's top five customers represented an aggregate of 33%, 37% and 37% of the Company's sales during the years ended September 30, 1993, 1994 and 1995, respectively.

                                                                     (continued)

                GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(12)  RELATED PARTY TRANSACTIONS
The Company purchased 378,243 shares of its common stock for $3,389,057 from the former majority stockholder of the Company on November 30, 1993. The stock redemption agreement provided for a cash payment of $169,453 and the issuance of a note payable to the former stockholder for the balance due of $3,219,604 (See Note 5). Interest expense in connection with the note payable to the former stockholder was $181,821 and $202,906 during the years ended September 30, 1994 and 1995, respectively. The note payable was repaid in January 1996. At September 30, 1995, the Company leases its manufacturing facilities and a retail drug store from an entity controlled by certain stockholders of the Company. Rental expense for facilities leased from related parties totaled $364,411, $427,454 and $455,266 for the years ended September 30, 1993, 1994 and 1995, respectively.

(13)  EMPLOYMENT CONTRACTS
Certain employees of the Company have employment contracts providing for additional compensation in the event of a change in control of the Company. In addition, one employee has a contract which provides for the payment of 3% of the gross sales price, as defined, of the Company to the employee in the event of a change of control. Compensation which might be payable under these agreements has not been accrued in the consolidated financial statements as a change of control has not occurred.

(14)  COMMON STOCK SALE RESTRICTIONS
The Company's bylaws provide that no owner of stock in the Company may sell, exchange or otherwise dispose of any such stock or interest therein without first offering such stock or interest therein to the Company at the same price and upon the same terms and conditions which said stockholder desires to sell, exchange or otherwise dispose of such stock or interest therein. If an offer is not accepted by the Company within thirty days then the offer to sell must be made available at the same terms to the other stockholders of the Company.

(15)  QUARTERLY FINANCIAL DATA (UNAUDITED)

            1995                                     FIRST          SECOND             THIRD          FOURTH
            ----                                     -----          ------             -----          ------
            Net sales                            $4,047,728         4,338,587        4,515,789        5,492,616
                                                 ==========         =========        =========        =========

            Gross profit                         $2,753,032         2,854,971        3,201,859        3,996,364
                                                 ==========         =========        =========        =========

            Net income                           $  541,891           589,906          857,210        1,071,948
                                                 ==========         =========        =========        =========

            Earnings per share                   $     5.27              5.73             8.33            10.42
                                                 ==========         =========        =========        =========

(16)  SUBSEQUENT EVENT - ACQUISITION OF THE COMPANY
On July 30, 1996, the Company signed a definitive agreement to exchange all of the outstanding common shares of the Company for approximately 3,000,000 shares of common stock of Jones Medical Industries, Inc. The agreement provides for the closing of the transaction on or before August 30, 1996. The transaction is subject to certain conditions, including being accounted for as a pooling of interests, and approval of the transaction by the United States Federal Trade Commission.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Galen Drugs of Florida, Inc.
St. Petersburg, Florida:

We have audited the accompanying consolidated balance sheet of Galen Drugs of Florida, Inc. and Subsidiaries (the "Company") as of June 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the nine months then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1996 and the results of its operations and its cash flows for the nine months then ended, in conformity with generally accepted accounting principles.




HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
July 24, 1996, except for Note 15 as to which the date is July 30, 1996.

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1996

            ASSETS
Current assets:
    Cash and cash equivalents                                                     $  1,183,290
    Accounts receivable, net of allowances of $91,602                                2,457,854
    Inventories                                                                      2,711,112
    Deferred income taxes                                                              760,282
    Prepaid expenses and other                                                         114,414
                                                                                   -----------

        Total current assets                                                         7,226,952

Notes receivable from related party                                                    114,359
Property and equipment, net                                                          2,850,847
                                                                                    ----------

        Total                                                                     $ 10,192,158
                                                                                    ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued expenses                                            2,441,291
    Income taxes payable                                                                77,349
                                                                                   -----------

        Total current liabilities                                                    2,518,640

Deferred income taxes
                                                                                       408,910
                                                                                   -----------

        Total liabilities                                                            2,927,550
                                                                                   -----------

Commitments (Notes 5 and 12)

Stockholders' equity:
    Common stock, $.01 par value, 1,000,000 shares
        authorized, 102,880 issued and outstanding                                       1,029
    Retained earnings
                                                                                     7,263,579
                                                                                    ----------

        Total stockholders' equity                                                   7,264,608
                                                                                    ----------

        Total                                                                     $ 10,192,158
                                                                                    ==========





See Accompanying Notes to Consolidated Financial Statements.

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME



                                                                           NINE MONTHS ENDED JUNE 30,
                                                                             1995               1996
                                                                             ----               ----
                                                                         (UNAUDITED)
Sales, net                                                              $ 12,902,104        13,803,918

Cost of sales                                                              4,092,242         4,035,483
                                                                          ----------        ----------

        Gross profit                                                       8,809,862         9,768,435
                                                                          ----------        ----------

Selling, general and administrative expenses:
    Selling                                                                3,157,961         3,356,420
    General and administrative                                             2,081,329         2,708,197
    Research and development                                                 334,029           344,011
                                                                          ----------        ----------

        Total selling, general and administrative expenses                 5,573,319         6,408,628
                                                                          ----------        ----------

        Income from operations                                             3,236,543         3,359,807

Other income (expense):
    Interest income                                                           78,307            57,395
    Interest expense                                                        (155,910)          (32,003)
    Other, net                                                                 8,475            (9,241)
                                                                          ----------        ----------

Income before provision for income taxes                                   3,167,415         3,375,958

Provision for income taxes                                                 1,178,408         1,267,298
                                                                          ----------        ----------

Net income                                                              $  1,989,007         2,108,660
                                                                          ==========        ==========

Earnings per share
                                                                        $      19.33             20.50
                                                                          ==========        ==========

Weighted average number of shares outstanding                                102,880           102,880
                                                                          ==========        ==========





See accompanying Notes to Consolidated Financial Statements.

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



                                                COMMON           COMMON        RETAINED       STOCKHOLDERS'
                                                SHARES           STOCK         EARNINGS          EQUITY
                                               --------        ---------     ------------     ------------
Balance at September 30, 1995                   102,880          $ 1,029        5,154,919        5,155,948

Net income                                         -                 -          2,108,660        2,108,660
                                              ---------          -------        ---------        ---------

Balance at June 30, 1996                        102,880          $ 1,029        7,263,579        7,264,608
                                                =======            =====        =========        =========





See accompanying Notes to Consolidated Financial Statements.

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                      NINE MONTHS ENDED JUNE 30,
                                                                       1995              1996
                                                                       ----              ----
                                                                   (UNAUDITED)
Cash flows from operating activities:
    Net income                                                     $ 1,989,007         2,108,660
    Noncash adjustments:
        Depreciation and amortization                                  103,227           133,850
        Provision (credit) for deferred income taxes                     8,444           (95,093)
        Change in assets and liabilities:
            Accounts receivable                                       (352,740)         (152,205)
            Inventories                                               (442,136)         (443,466)
            Prepaid expenses and other                                 (19,220)          (81,528)
            Accounts payable and accrued expenses                       96,931          (220,532)
            Income taxes payable                                       200,424            77,349
                                                                   -----------         ---------

            Net cash provided by operating activities                1,583,937         1,327,035
                                                                   -----------         ---------

Cash flows from investing activities:
    Purchase of property and equipment                                (488,509)         (660,257)
    Decrease in notes receivable from related party                     60,201            60,810
                                                                   -----------         ---------

            Net cash used in investing activities                     (428,308)         (599,447)
                                                                   -----------         ---------

Cash flows used in financing activities-
    Repayment of note payable to former stockholder                    (99,875)       (2,475,520)
                                                                   -----------         ---------

Net increase (decrease) in cash and cash equivalents                 1,055,754        (1,747,932)

Cash and cash equivalents at beginning of period                     1,510,992         2,931,222
                                                                   -----------         ---------

Cash and cash equivalents at end of period                         $ 2,566,746         1,183,290
                                                                   ===========         =========





See accompanying Notes to Consolidated Financial Statements.

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         NINE MONTHS ENDED JUNE 30, 1995 (UNAUDITED) AND JUNE 30, 1996

(1) DESCRIPTION OF BUSINESS, BASIS OF CONSOLIDATION AND PRODUCT CONCENTRATION The accompanying consolidated financial statements include the accounts of Galen Drugs of Florida, Inc. (the "Company") and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Subsidiaries are as follows:

            Daniels Pharmaceuticals, Inc.
            Meadowlawn Pharmacy, Inc.

The Company's primary activity is the operation of its subsidiaries. Daniels Pharmaceuticals, Inc. ("Daniels") manufactures pharmaceutical products, generally sold by prescription for human and veterinary use with a specific concentration of thyroid medications. Daniels' most significant product line is Levoxyl with sales totaling approximately $7,812,000 and $8,895,000, respectively, during the nine months ended June 30, 1995 (unaudited) and 1996. Daniels' primary market is the continental United States. Daniels' primary customers consist of wholesale pharmaceutical distributors and multi-location retail pharmacies. Meadowlawn Pharmacy, Inc., ("retail operations") is a retail pharmacy located in Pinellas County, Florida.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The following are the significant accounting policies used in the preparation of the consolidated financial statements.

ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS. Cash and cash equivalents consist of cash on deposit with financial institutions, certificates of deposit with initial maturities of seven days or less and U.S. Treasury Bills with initial maturities of ninety days.

INVENTORIES. Inventories are valued at the lower of cost or market on the first-in, first-out method.

PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Upon sale or retirement, the cost and related depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations. Maintenance and repairs are charged to income when incurred; expenditures for renewals and betterments are capitalized. Estimated useful lives are as follows:

                                                                ESTIMATED
        ASSET CATEGORY                                         USEFUL LIFE
        --------------                                         -----------
        Machinery and manufacturing equipment                   5-40 years
        Furniture, fixtures and office equipment                5-20 years
        Automobiles and trucks                                     5 years

                                                                     (continued)

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
REVENUE RECOGNITION. Daniels' revenues are recognized when goods are shipped, less estimated amounts for sales returns, rebates and cash discounts. Daniels enters into contractual agreements for rebates on certain products with its customers. Retail operations revenues are recognized at the time of sale.

ADVERTISING. Media advertising costs are expensed as incurred. Media advertising costs charged to expense were $1,081,867 and $930,729, respectively, during the nine months ended June 30, 1995 (unaudited) and 1996.

RESEARCH AND DEVELOPMENT. Daniels sponsored research and development costs related to future products are expensed currently.

INCOME TAXES. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the balance sheet carrying amounts of existing assets and liabilities measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company files a consolidated income tax return with its subsidiaries. Income taxes are allocated proportionally to the Company and its subsidiaries as though separate income tax returns were filed.

FINANCIAL INSTRUMENTS. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable and accrued expenses approximated fair value due to the relatively short maturity of these instruments.

EARNINGS PER COMMON SHARE. Earnings per common share is computed by dividing the net income for the period by the weighted average number of shares outstanding.

(3) INVENTORIES
Inventories consist of the following:

                                                          AT JUNE 30,
                                                             1996
                                                             ----
            Raw materials                               $    570,115
            Work-in-progress                                  20,027
            Finished goods                                 2,120,970
                                                           ---------

                 Total                                   $ 2,711,112
                                                           =========

                                                                     (continued)

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(4)  PROPERTY AND EQUIPMENT, NET

    Property and equipment consist of the following:
                                                                                  AT JUNE 30,
                                                                                      1996
                                                                                      ----
            Machinery and manufacturing equipment                                 $ 2,596,075
            Furniture, fixtures and office equipment                                  289,341
            Leasehold improvements                                                    676,216
            Automobiles and trucks                                                    132,102
                                                                                    ---------

                 Total, at cost                                                     3,693,734

            Less accumulated depreciation and amortization                            842,887
                                                                                    ---------

            Property and equipment, net                                           $ 2,850,847
                                                                                    =========

(5)  LEASES
The Company leases its manufacturing plant facilities and its retail drug store from an affiliated entity under operating leases. The leases have initial terms of one year, however management expects to renew these leases and remain in these facilities for the foreseeable future. In addition, the Company leases certain parking facilities under an operating lease with an initial term of five years. Certain office equipment is leased under operating leases with initial terms ranging from one to five years.

Rental expense for the nine months ended June 30, 1995 (unaudited) and 1996 was $344,612 and $324,735, respectively. Future minimum rental payments under operating leases at June 30, 1996 are approximately as follows:

            YEAR ENDING JUNE 30,                                                      AMOUNT
            --------------------                                                     --------
                 1997                                                               $ 247,000
                 1998                                                                  23,000
                 1999                                                                  12,000
                 2000                                                                   2,000
                                                                                      -------

                                                                                    $ 284,000
                                                                                      =======

                                                                     (continued)

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(6)  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consist of the following:
                                                                                  AT JUNE 30,
                                                                                      1996
                                                                                      ----
            Trade payables                                                        $   632,659
            Sales returns                                                           1,030,395
            Sales rebates                                                             408,015
            Compensation                                                              244,497
            Other                                                                     125,725
                                                                                   ----------

                                                                                  $ 2,441,291
                                                                                    =========

(7)  INCOME TAXES
A reconciliation of the difference between the United States federal statutory tax rates and the effective income tax rate as a percentage of income before provision for income taxes is as follows:

                                                                                   FOR THE NINE
                                                                                 MONTHS ENDED JUNE 30,
                                                                                 ---------------------
                                                                                   1995          1996
                                                                                   ----          ----
                                                                                (UNAUDITED)
            Tax at federal statutory rate                                         34.0%          34.0%
            Increase resulting from-
                 State income tax (net of federal income tax benefit)              3.2            3.5
                                                                                  ----           ----

                                                                                  37.2%          37.5%
                                                                                  ====           ====

The provision for income taxes consisted of the following:

                                                                       FOR THE NINE
                                                                    MONTHS ENDED JUNE 30,
                                                               ------------------------------
                                                                      1995            1996
                                                                      ----            ----
                                                                  (UNAUDITED)
            Current:
                 Federal                                         $    997,064       1,168,275
                 State                                                172,900         194,116
                                                                    ---------       ---------

                     Total current provision                        1,169,964       1,362,391
                                                                    ---------       ---------

            Deferred:
                 Federal                                                7,210        (81,194)
                 State                                                  1,234        (13,899)
                                                                    ---------      ---------

                     Total deferred credit                              8,444        (95,093)
                                                                    ---------      ----------

                     Total provision for income taxes            $  1,178,408       1,267,298
                                                                    =========       =========

                                                                     (continued)

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(7)  INCOME TAXES, CONTINUED
The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented below:

                                                                                   AT JUNE 30,
                                                                                       1996
                                                                                       ----
            Deferred tax assets:
                 Allowance for bad debts                                            $  34,470
                 Allowance for medical sales charge backs                              75,996
                 Allowance for rebates                                                 77,540
                 Allowance for sales returns                                          387,738
                 Inventory capitalization                                             116,230
                 Accrued expenses                                                      68,308
                                                                                      -------

                     Gross deferred tax assets                                        760,282
                                                                                      -------

            Deferred tax liabilities-
                 Depreciation                                                         408,910
                                                                                      -------

                     Net deferred tax assets                                        $ 351,372
                                                                                      =======

(8)  RETIREMENT PLAN
Effective January 1, 1994, the Company established a 401(k) profit sharing plan covering all employees who have attained age twenty-one, completed 1,000 hours of service and one year of employment. The Company may make a discretionary contribution each year. The Company's expense under this plan was $15,082 and $41,170, respectively, during the nine months ended June 30, 1995 (unaudited) and 1996.

(9)  ECONOMIC DEPENDENCE AND CONCENTRATIONS OF CREDIT RISK
Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. At June 30, 1996 cash and cash equivalents consisted of $1,183,290 on deposit with First Union National Bank. During the normal course of business the Company extends credit to customers located primarily in the continental United States. The financial position and payment history of each customer has been considered in determining the allowance for doubtful accounts. The Company's top five customers represented an aggregate of 37% and 32% of the Company's sales during the nine months ended June 30, 1995 (unaudited) and 1996, respectively.

                                                                     (continued)

                 GALEN DRUGS OF FLORIDA, INC. AND SUBSIDIARIES

(10)  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                 NINE MONTHS ENDED JUNE 30,
                                                                 --------------------------
        Cash paid for:                                           1995                 1996
                                                                 ----                 ----
                                                             (UNAUDITED)
            Interest                                           $ 155,381               32,003
                                                                 =======            =========

            Income taxes                                       $ 966,255            1,270,538
                                                                 =======            =========

(11)  RELATED PARTY TRANSACTIONS
The Company purchased 378,243 shares of its common stock for $3,389,057 from the former majority stockholder of the Company on November 30, 1993. The stock redemption agreement provided for a cash payment of $169,453 and the issuance of a note payable to the former stockholder for the balance due of $3,219,604. Interest expense in connection with the note payable to the former stockholder was $155,381 and $31,991, respectively, during the nine months ended June 30, 1995 (unaudited) and 1996. The note payable was repaid in January 1996. At June 30, 1996, the Company leases its manufacturing facilities and a retail drug store from an entity controlled by certain stockholders of the Company. Rental expense for facilities leased from related parties totaled $341,450 and $323,925, respectively, for the nine months ended June 30, 1995 (unaudited) and 1996.

(12)  EMPLOYMENT CONTRACTS
Certain employees of the Company have employment contracts providing for additional compensation in the event of a change in control of the Company. In addition, one employee has a contract which provides for the payment of 3% of the gross sales price, as defined, of the Company to the employee in the event of a change of control. Compensation which might be payable under these agreements has not been accrued in the consolidated financial statements as a change of control has not occurred.

(13)  COMMON STOCK SALE RESTRICTIONS
The Company's bylaws provide that no owner of stock in the Company may sell, exchange or otherwise dispose of any such stock or interest therein without first offering such stock or interest therein to the Company at the same price and upon the same terms and conditions which said stockholder desires to sell, exchange or otherwise dispose of such stock or interest therein. If an offer is not accepted by the Company within thirty days then the offer to sell must be made available at the same terms to the other stockholders of the Company.

(14)  QUARTERLY FINANCIAL DATA (UNAUDITED)

            1996                                                FIRST          SECOND            THIRD
            ----                                                -----          ------            -----
            Net sales                                       $  4,206,864      4,470,953        5,126,101
                                                               =========      =========        =========
            Gross profit                                    $  3,107,562      2,904,549        3,756,324
                                                               =========      =========        =========
            Net income                                      $    701,925        473,294          933,441
                                                               =========      =========        =========
            Earnings per share                              $       6.82           4.60             9.08
                                                               =========      =========        =========

(15)  SUBSEQUENT EVENT
On July 30, 1996, the Company signed a definitive agreement to exchange all of the outstanding common shares of the Company for approximately 3,000,000 shares of common stock of Jones Medical Industries, Inc. The Agreement provides for the closing of the transaction on or before August 30, 1996. The transaction is subject to certain conditions, including being accounted for as a pooling of interests, and approval of the transaction by the United States Federal Trade Commission.

                 [LETTERHEAD OF HACKER, JOHNSON, COHEN & GRIEB]





                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Galen Drugs of Florida, Inc.
St. Petersburg, Florida:

We have audited the accompanying consolidated balance sheets of Galen Drugs of Florida, Inc. and Subsidiaries (the "Company") as of September 30, 1995, 1994 and 1993 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1995, 1994 and 1993 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/ Hacker, Johnson,Cohen & Grieb

HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
April 25, 1996, except for Note 16 as to which the date is July 30, 1996.

                 [LETTERHEAD OF HACKER, JOHNSON, COHEN & GRIEB]




                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Galen Drugs of Florida, Inc.
St. Petersburg, Florida:

We have audited the accompanying consolidated balance sheet of Galen Drugs of Florida, Inc. and Subsidiaries (the "Company") as of June 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the nine months then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1996 and the results of its operations and its cash flows for the nine months then ended, in conformity with generally accepted accounting principles.



/s/ Hacker, Johnson, Cohen & Grieb

HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
July 24, 1996, except for Note 15 as to which the date is July 30, 1996.